UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

ZIPMESH, INC.

Corporate:

Zipmesh, Inc.

350 Rhode Island Street

Suite 240

San Francisco, California 94103

 Phone: (415) 767-3747

https://Zipmesh.com

Best Efforts Offering of 60,000 7% Convertible Preferred Stock Shares
Offering Price per 7% Convertible Preferred Stock Share: $100 (USD)
Minimum Offering: Five Thousand 7% Convertible Preferred Stock Shares

DIVIDEND POLICY: Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share. Interest is calculated and accrues daily.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. A maximum of 60,000 7% Convertible Preferred Stock Shares are being offered to the public at $100 per 7% Convertible Preferred Stock Share. The minimum number of 7% Convertible Preferred Stock Shares that must be sold prior to the Company having access to the Investment Proceeds is FIVE THOUSAND. A maximum of $6,000,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 60,000 7% Convertible Preferred Stock Shares, (2) One Year from the date that this Offering is Qualified by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary of this Offering being Qualified by the United States Securities and Exchange Commission as so determined by the Company’s Management (the “Offering Period”).

DATED: January 31st, 2017

 pg. 1

THE COMPANY HAS NOT MADE ANY ARRANGEMENTS TO PLACE FUNDS RAISED THROUGH THIS OFFERING IN AN ESCROW, TRUST OR SIMILAR ACCOUNT. ANY INVESTOR WHO PURCHASES SECURITIES IN THIS OFFERING WILL HAVE NO ASSURANCE THAT OTHER PURCHASERS WILL INVEST IN THE OFFERING. ACCORDINGLY, IF THE COMPANY SHOULD FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INSOLVENCY BANKRUPTCY IS FILED BY CREDITORS AGAIN THE COMPANY, INVESTOR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.

THERE IS, AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES.

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

 pg. 2

TABLE OF CONTENTS:

 pg. 3

ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$100.00	$0.00	$100.00
Total Minimum	5,000	$500,000	$0.00	$500,000
Total Maximum	60,000	$6,000,000.00	$0.00	$6,000,000.00

1)

The Company is offering a maximum of 60,000 7% Convertible Preferred Stock Shares at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $75,000 USD. Any costs above $75,000 will be paid by the Executives of the Company.

3)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular.

4)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

 pg. 4

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE.   THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

 pg. 5

ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For as long as the Company is an emerging growth company, the Company may take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

•

An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•

An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities and Exchange Commission (“SEC”) determines otherwise; and

•

Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “emerging growth company” upon the earlier of (i) when the Company has $1.0 Billion or more in annual revenues, (ii) when the Company has at least $700 Million in market value of the Company’s Common Units held by non-affiliates, (iii) when the Company issues more than $1.0 Billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

The Company has a Limited Operating History in an Evolving Industry, which makes it Difficult to Evaluate Its Future Prospects and May Increase the Risk that the Company will Not be Successful

The Company has a limited operating history in an evolving industry that may not develop as expected. Assessing the Company’s business and future prospects is challenging in light of the risks and difficulties the Company may encounter. These risks and difficulties include (but are not limited to) the Company’s ability to:

•

Accurately forecast the Company’s revenues and plan its operating expenses;

•

Increase the number of, and retain existing suppliers using the Company’s platform;

•

Successfully compete with the traditional telephone, pen-and-paper takeout order process, along with other companies that are currently in, or may in the future enter, the business of home delivery of local & fresh groceries;

•

Successfully expand the Company’s business in existing markets and enter new markets;

•

Adapt to rapidly evolving trends in the ways consumers and business interact with technology;

•

Avoid interruptions or disruptions in the Company’s service;

•

Develop a scalable, high-performance technology infrastructure that can efficiently and reliably handle increased usage, as well as the deployment of new features and products;

•

Hire, integrate and retain talented sales, customer service, technology and other personnel; and

•

Effectively manage rapid growth in the Company’s personnel and operations.

 pg. 6

If the demand for ordering local and fresh groceries online or through mobile applications does not develop as the Company expects, or if the Company’s fails to address the needs of the suppliers, the Company’s business will be harmed. The Company may not be able to successfully address these risks and difficulties, which could harm the Company’s business and results of operations.

If the Company Fails to Acquire New Suppliers while Retaining its Existing Suppliers in a Cost-Effective Manner, the Company’s Revenues May Decrease and the Company’s Business May be Harmed

The Company believes that growth of the Company’s business is dependent on the Company’s ability to continue to grow its “two-sided” business network in its initial / existing geographic market (Davis & Sacramento, California) by retaining the Company’s existing suppliers and adding new suppliers in both the current initial market and new markets. The increase in suppliers attracts more suppliers to the Company’s platform and the increase in suppliers will attract more suppliers from both the existing market(s), the future market(s), or new markets. This two-sided network takes time to build and may grow more slowly than the Company expects, or than it has grown in the past. There can be no assurance that the Company will be successful in in this growth plan, or that this growth plan will realize the expected revenues forecasted in this prospectus, if any.

Our Ability to Succeed Depends on our Ability to Grow our Business and Achieve Profitability

The introduction of a new online eCommerce services will require the Company to develop new and innovative ways to market, sell and distribute its products and services in the rapidly changing eCommerce World, while continually looking for new cost effective ways to expand distribution in order to achieve and maintain growth, and to achieve and grow profitability. The Company’s future operational success and profitability will depend on a number of factors, including, but not limited to:

•

The Company’s ability to manage costs;

•

The increasing level of competition in the eCommerce fresh and local grocery delivery industry;

•

The Company’s ability to continuously offer new and improved products / brands and services;

•

The Company’s ability to maintain quality supplier products and supplier brands;

•

The Company’s ability to maintain efficient, timely and cost-effective delivery of its supplier’s products;

•

The efficiency and effectiveness of the Company’s sales and marketing efforts in building brand awareness;

•

The Company’s ability to identify and respond successfully to emerging trends in the eCommerce fresh and local grocery delivery industry;

•

The level of consumer acceptance of the Company’s supplier’s products and supplier’s brands;

•

Regulatory compliance costs; and

•

General economic conditions and consumer confidence.

The Company may not be successful in executing its growth strategy, and even if the Company achieves targeted growth, the Company may not be able to sustain profitability. Failure to successfully execute any material part of the Company’s growth strategy would significantly impair the Company’s future growth and the Company’s ability to attract and sustain investments in its business.

The Company Relies on Local Fresh Grocery Suppliers for Many Aspects of the Company’s Business, and Any Failure by Them to Maintain their Service Levels Could Harm the Company’s Business

The Company relies upon local fresh grocery suppliers, principally small and local independent businesses, to provide quality food and grocery products on a timely basis. If these suppliers experience difficulty servicing the Company’s consumer’s demands, providing timely delivery and good service to the Company, or difficulty in meeting other requirements or standards for quality grocery products, the Company’s reputation and brand could be damaged. In addition, if suppliers in the Company’s supplier network were to cease operations, temporarily or permanently face financial distress or other business disruption, or if the Company’s relationship in its network deteriorates, the Company may not be able to provide its services. This risk is more pronounced in new markets where the Company will have fewer suppliers. In addition, if the Company is unsuccessful in choosing or finding quality local suppliers, if the Company fails to negotiate satisfactory pricing terms with suppliers, or if this Company ineffectively manages these relationship, it could harm the Company’s business and results of operations.

 pg. 7

The Impact of Economic Conditions, Including the Resulting Effect on Consumer Spending, May Harm the Company’s Business and Results of Operations

The Company is subject to economic conditions and their impact on levels of consumer spending. Some of the factors having an impact on discretionary consumer spending include general economic conditions, unemployment, consumer debt, reductions in net worth, residential real estate and mortgage markets, taxation, energy prices, interest rates, consumer confidence and other macroeconomic factors. Consumer purchases of discretionary items generally decline during recessionary periods and other periods in which disposable income is adversely affected. Small businesses that do not have substantial resources, like virtually all of the suppliers in the Company’s network, tend to be more adversely affected by poor economic conditions than that of a larger business. Also, because spending for food purchases from restaurants is generally considered to be discretionary, any decline in consumer spending may have a disproportionate effect on the Company’s business relative to those businesses that sell products or services considered to be necessities. If spending by consumers for discretionary items declines, or if a significant number of the Company’s suppliers go out of business, consumers may be less likely to use the Company’s services, which could harm the Company’s business and results of operations.

If the use of Internet via Websites, Mobile Devices and Other Platforms, Particularly with Respect to Online Local Grocery Ordering, Does Not Continue to Increase as Rapidly as the Company Expects, the Company’s Business and Growth Prospects will be Harmed

The Company’s business and growth prospects are substantially dependent upon the continued and increasing use of the Internet as an effective medium of transactions by both consumers and suppliers. Internet use may not continue to develop at historical rates, and consumers and suppliers may not continue to use the Internet and other online services to order or sell local grocery items at current or increased growth rates, or at all. In addition, the Internet and mobile applications may not continue to be accepted as a viable platform or resource for a number of reasons, including:

•

Actual or perceived lack of security of information or privacy protection;

•

Possible disruptions, computer viruses or other damage to Internet servers, users’ computers or mobile applications;

•

Excessive governmental regulation; and

•

Unacceptable delays due to actual or perceived limitations of wireless networks.

The Company Faces Potential Liability, Expenses for Legal Claims and Harm to the Company’s Business Brand on the Nature of its Business

The Company may face potential liability, expenses and legal claims and harm to the Company’s business relating to the nature of the local fresh food delivery business, including potential claims relating to food quality and delivery. For example, third parties could assert legal claims against the Company in connection with personal injuries related to food poisoning, or food tampering, or accidents caused by the delivery drivers in the Company’s network.

Reports, whether true or not, of food-borne illnesses (such as, but not limited to, E. Coli, Bovine Spongiform Encephalopathy, Hepatitis A, Trichinosis or Salmonella) and injuries caused by food tampering have severely injured the reputations of participants in the food business and could do so in the future as well. The potential for acts of terrorism on the United States food supply also exists, and if such events occur, it could harm the Company’s business and results of operations. In addition, reports of food-borne illnesses or food tampering, even those occurring solely at the fault of a supplier not in the Company’s network, could as a result of negative publicity about the food industry, harm the Company’s business and results of operations.

The Company to date has not incurred any legal claims. Potential future claims and the frequency of such claims could increase in proportion to the number of suppliers and consumers using the Company’s platform. These potential claims could divert management time and attention away from the Company’s business and result in significant costs to investigate and defend, regardless of the merits of the claim(s). In some instances, the Company may elect to be compelled to remove suppliers or may be forced to pay substantial damages if the Company is unsuccessful in its efforts to defend against these claims. If the Company elects, or if the Company is compelled to remove a supplier from its website or mobile application, the Company’s platform may become less useful to consumers and traffic may decline, which could harm the Company’s business and results of operation.

The Company is Subject to Risks Associated with Online Payment Methods

The Company accepts payments using a variety of methods, including credit cards, debit cards, PayPal and gift cards. As the Company offers new payment options to consumers, the Company may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit cards and debit cards, the Company may pay interchange and other fees, which may increase over time and raise the Company’s operating costs and lower profitability. The Company may also be subject to payment card association operating rules and certification requirements, including the Payment Card Industry

 pg. 8

Data Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impose the Company to comply. As the Company’s business changes, the Company may also be subject to different rules under existing standards, which may require new assessments that involve costs above what the Company currently pays for compliance. If the Company fails to comply with the rules or requirements of any provider of a payment method that the Company accepts, if the volume of fraud in the Company’s transactions limits or terminates the Company’s rights to use payment methods, or if a data breach occurs relating to the Company’s payment systems, the Company may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon the Company, or the Company’s ability to accept credit card and debit card payments from consumers or facilitate other types of online payments. If any of these were to occur, the Company’s business, financial condition and operating results could be materially adversely affected.

The Company may occasionally receive orders placed with fraudulent credit card data. The Company may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, the Company may be liable for fraudulent credit card transactions. If the Company is unable to detect or control credit card fraud, the Company’s liability for these transactions could harm the Company’s business, financial condition and results of operations.

System Interruptions that Impair Customer Access to the Company Website(s) or other Performance Failures in its Technology Infrastructure could Damage the Company’s Business, Reputation and Brand, Which Could Substantially Harm the Company’s Business and Results of Operations

It is critical to the Company’s success that suppliers and consumers within the Company’s geographical markets to be able to access the Company’s platform at all times. The Company has experienced service disruptions, and the Company may experience service disruptions, outages or other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of suppliers and/or consumers accessing the Company’s platform simultaneously, and denial of service or fraud or security attacks. In some instances, the Company may not be able to identify the cause or causes of these performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve the availability of the Company’s platform, especially during peak usage times and as the Company’s suppliers’ product offerings becomes larger more complex, and as our consumer & supplier user traffic increases. If the Company’s platform is unavailable when suppliers or consumers attempt to access it or it does not load as quickly as the supplier or consumer expects, they may seek other services, and may not return to the Company’s platform as often in the future, or at all. This would harm the Company’s ability to attract suppliers and consumers and decrease the frequency with which they use the Company’s platform. The Company expects to continue to make significant investments to maintain and improve the availability of its platform and to enable rapid releases of new features and products. To the extent that the Company does not effectively address capacity constraints, respond adequately to services disruptions, upgrade the Company’s systems as needed or continually develop its technology and network architecture to accommodate actual and anticipated changes in technology, the Company’s business and results of operations would be harmed.

The Company’s Industry is Highly Competitive

The markets for the Company’s products and services is highly competitive. The Company seeks to distinguish itself from other suppliers of eCommerce Local Fresh Grocery Delivery Companies, and to sustain its profitability through a business strategy focused on increasing sales through new and existing supply channels, selectively expanding its supplier products and services distribution and sales network, increasing sales through newly formed partnerships (traditional and non-traditional), working with new and developing innovative suppliers and products, and driving operational excellence by reducing costs and increasing customer service levels. The Company believes that competition in the industry is based on price, product quality, customer service and product features. Sustained increases in competitive pressures could have an adverse effect on results of operations and negatively impact sales.

The Company is a Development Stage Business

Zipmesh, Inc. was originally incorporated as “Pepmesh, Inc.” in December of 2015 as a Delaware Stock Corporation. The Company changed its name in January of 2017 to “Zipmesh, Inc.”.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Zipmesh, Inc. will operate profitably.

 pg. 9

The Offering will be Conducted on a Best Efforts Basis, there can be No Assurance that the Company can Raise the Capital it Needs

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company needs at least $500,000 to continue operations for the next twelve months; investors bear the complete risk of losing their entire investment if the Company is unable to raise enough proceeds from this Offering to continue operations. If the Company is not able to raise the entire $6,000,000, the Company will have to limit or eliminate important expenditures, such as the purchase of certain materials and supplies, and the hiring of essential labor, lease space costs, and marking activities, all of which will hinder the Company’s ability to generate significant revenues and cause a delay in the implementation of the Company’s business plan. Moreover, the less money that the Company is able to raise through this Offering, the more risk that Investors may lose their entire investment.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

The Company is Dependent on Current Management

In the early stages of development, the Company’s business will be significantly dependent on Mr. Felipe “Phil” Newwald, the Company’s Co-Founder & Chief Executive Officer, and Mr. Davi Guedes Neves, the Company’s Co-Founder & Chief Operating Officer.

The Company Could Potentially Face Risks Associated with Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise. If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

 pg. 10

Control by Management

As of January 1st, 2017 the Company’s Managers owned approximately 75.5% of the Company’s outstanding Common Stock Shares and 0% of the Company's Preferred Stock Shares.  Upon completion of this Offering, The Company’s Management will own approximately 75.5% of the outstanding Common Stock Shares of the Company and 0% of the outstanding Preferred Stock Shares of the Company.  Investors will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See “COMPANY MANAGERS” section.

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area.  The Company may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

Raising Additional Capital by Issuing Securities May Cause Dilution to the Company’s Shareholders

The Company may need to, or desire to, raise substantial additional capital in the future. The Company’s future capital requirements will depend on many factors, including, among others:

•

The Company’s degree of success in capturing a larger portion of the eCommerce local fresh grocery delivery market;

•

The costs of establishing or acquiring sales, marketing, and distribution capabilities for the Company’s supplier’ products;

•

The extent to which the Company acquires or invests in businesses, products, or technologies, and other strategic relationships; and

•

The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If the Company raises additional funds by issuing equity or convertible debt securities, the Company will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by the Company’s then-existing shareholders. Additionally, future sales of a substantial number of shares of the Company’s Common Stock, or other equity-related securities in the public market could depress the market price of the Company’s Common Stock and impair the Company’s ability to raise capital through the sale of additional equity or equity-linked securities. The Company cannot predict the effect that future sales of the Company’s Common Stock, or other equity-related securities would have on the market price of the Company’s Common Stock.

The Company’s Preferred Stock is Equity and is Subordinate to all of The Company’s Existing and Future Indebtedness; Its ability to Declare Annual Dividends on the Preferred Stock may be Limited

The Company’s Preferred Stock Shares are equity interest in the Company and do not constitute indebtedness. As such, the Preferred Stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available

 pg. 11

to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would be customarily be payable on specified due dates, in the case of preferred stock, like the Preferred Stock being offering through this Offering, (1) dividends are payable only when, as and if authorized and declared by the Company’s Board of Directors and (2) as an early stage company, our ability to declare and pay dividends is subject to the Company’s ability to earn net income and to meet certain financial regulatory requirements.

Dividends on the Company’s Preferred Stock is Cumulative

Dividends on the Company’s Preferred Stock is Cumulative. If the Company’s Board of Directors does not authorize and declare a dividend for any dividend period, holder of the Company’s Preferred Stock will not be entitled to receive a dividend cash payment for such period, and such undeclared dividend will accrue and become payable at a later dividend payment date. The Company’s Board of Directors may determine that it would be in the Company’s best interest to pay less than the full amount of the stated dividend on our Preferred Stock, at which time the undeclared portion of the dividend will accrue and become payable at a later dividend payment date. Factors that would be considered by the Company’s Board of Directors in making this determination are the Company’s financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations, and such other factors as our Board of Directors may deem relevant.

Certain Factors Related to Our Common Stock

Because the Company’s Common Stock may be considered a "penny stock," and a shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "qualified investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder's investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock will be listed on the OTC Markets “OTCQB” or “OTCQX”, where there is a great chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the Building Energy Analytics Markets, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Secondary Market

Prior to this offering, there has been no public market for the Company’s Preferred Stock. There are no assurances that the Company’s Preferred Stock will ever be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s Preferred Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Preferred Stock may be adversely affected.

The Company is not currently preparing any application for the Company's Securities to be admitted to listing and trading on the OTC Market or Regulated Market. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

 pg. 12

The Company’s Securities initially may be listed for trade on a Closed Trading System with Limited Volume and Liquidity

The Company’s securities may not be freely quoted for trading on any stock exchange or through any other traditional trading platform. The Company’s securities may be issued, available for purchase and may be traded exclusively on a specific trading system that is registered with the United States Securities and Exchange Commission as an “Alternative Trading System” or an “ATS”. The Company does not have any plans to trade its securities on a specific ATS as of the date of this filing. Any disruptions to the operations of an ATS or a Broker Dealer’s Customer Interface with an ATS would materially disrupt trading in, or potentially result in a complete halt in the trading.

Because the Company’s Securities may be traded exclusively on a closed trading system, it is a possibility that there will be a limited number of holders of the Company’s Securities. In addition, an ATS is likely to experience limited trading volume with a relatively small number of securities trading on the ATS platform as compared to securities trading on traditional securities exchanges or trading platforms. As a result, this novel trading system may have limited liquidity, resulting in a lower or higher price, or greater volatility than would be the case with greater liquidity. Investors may not be able to resell their securities on a timely basis, or at all.

The Number of Securities Traded on an ATS May be Very Small, Making the Market Price More Easily Manipulated

While the Company understands that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for the Company’s Securities because the ATS the Company chooses may be a closed system that does not have the same breath of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

An ATS is Not a Stock Exchange and has Limited Quoting Requirements for Issuers, of for the Securities Held

Unlike the more expansive listing requirements, policies and procedures of the NASDAQ Global Market or other NMS Trading Platforms, there are no minimum price requirements and limited listing requirements for securities to be traded on an ATS. As a result, trades of the Company’s Securities may not be at prices that represent the national best bid or offer prices that could be considered similar securities.

Shares of the Company’s Preferred Stock and Common Stock may in the future be Subject to the Penny Stock Rules

The Company plans to list its securities on the OTC Markets Group’s OTCQB or OTCQB in 12 to 36 months of the completion of this Offering. Company’s Common Stock and Preferred Stock may in the future if traded on the OTC Market Group’s “OTCQB”, which may well make it difficult for a purchaser of Shares of the Company’s Common Stock or Preferred Stock to sell all, or a part of the Common Stock or Preferred Stock Shares when the purchasers wish, or, if the Common Stock or Preferred Stock Shares can be sold, to get what the purchaser may consider to be an adequate price for the Common Stock or Preferred Stock Shares. The Shares of the Company’s Common Stock may trade at prices which make them subject to the United States Securities and Exchange Commission’s “Penny Stock Rules”, which may also limit the liquidity of the Common Stock Shares, or adversely affect the price at which the Common Stock Shares can be sold, or both.

The Company Cannot Assure Investors that the Market for the Company’s Common Stock will Continue at any Trading Volume, or that the Market Price of Shares of the Company’s Common Stock Will Not Decline Following Conversion

The Company cannot predict the prices at which the Company’s Common Stock will trade. The offering price for the Shares being sold in this Offering has been determined by the Company based largely on the Company’s perception of the amount of money in which the Company needs to raise at this time to grow the Company. The Company cannot assure you that the Offering price per Share will bear any relationship on the market price of the Company’s Common Stock may trade after converting of the 7% Convertible Preferred Stock Shares.

The Market Price for the Company’s Common Stock May Fluctuate Significantly

The market price and liquidity of the market for the Company’s Shares of Common Stock that will prevail in the market after an investor converts from the 7% Convertible Preferred Stock Shares to the Company’s Common Stock Shares may be higher or lower than the price that Investors of the Company’s Common Stock pay for the Common Stock at the time the Investors purchase the 7% Convertible Preferred Stock Shares, and may be significantly affected by numerous factors, some of which are

 pg. 13

beyond the control of the Company, and may not be directly related to the Company’s operating performance. These factors include, but are not limited to:

•

Significant volatility in the market price and trading volume of securities of companies in the Company’s Market Sector, which is not necessarily related to the operating performance of these companies;

•

The mix of products and services that the Company provides during any period;

•

Delays between the Company’s expenditures to develop and market the Company’s products and services, and the generation of sales from those marketing efforts;

•

Changes in the amount that the Company spends to expand its products to new areas, or to develop new products and services;

•

Changes in the Company’s expenditures to promote its products and services;

•

Announcements of acquisitions by the Company, or one of the Company’s competitors;

•

Changes in regulatory policies or tax guidelines;

•

Changes or perceived changes in earnings, or variations in operating results;

•

Any shortfall in revenue, or net income, or any increase in losses from levels expected by Investors or securities analysts; and

•

General economic trends and other external factors.

If Equity Research Analysts Do Not Publish Research Reports about the Company, of if the Research Analysts Issue Unfavorable Commentary or Downgrade the Company’s Common Stock Shares, the Price of the Company’s Common Stock Shares Could Decline

The trading market for the Company’s Common Stock Shares will rely in part on the research and reports that equity research analysts publish about the Company, and the Company’s business. The Company does not have control over research analysts, and the Company does not have commitments from research analysts to write research reports about the Company. The price of the Company’s Common Stock Shares could decline if one or more equity research analysts downgrades the Company’s Common Stock Shares, issues an unfavorable commentary, or ceases publishing reports about the Company.

Future Sales of the Company’s Shares Could Reduce the Market Price of the Company’s Common Stock Shares

The price of the Company’s Common Stock could decline if there are substantial sales of the Company’s Common Stock, particularly by the Company’s Directors or its Executive Officer(s), or when there is a large number of Shares of the Company’s Common Stock available for sale. The perception in the public market that the Company’s Stockholders might sell the Company Shares could also depress the market price of the Company’s Shares. If this occurs, or continues to occur, it could impair the Company’s ability to raise additional capital through the sale of securities should the Company desire to do so.

Offering Price

The price of the Securities offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, and applicable state securities laws.  If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

 pg. 14

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF CALIFORNIA, IN THE COUNTY OF SAN FRANCISCO EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

Projections:  Forward Looking Information

Management has prepared projections regarding anticipated financial performance.  The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well funded marketing plan, and other factors influencing the business. The projections are based on Management’s best estimate of the probable results of operations of the Company and the investments made by management, based on present circumstances, and have not been reviewed by independent accountants and/or auditing counsel.  These projections are based on several assumptions, set forth therein, which Management believes are reasonable.  Some assumptions, upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond Management’s control.  Therefore, actual results of operations will vary from the projections, and such variances may be material.  Assumptions regarding future changes in sales and revenues are necessarily speculative in nature.  In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into a market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business.  While Management believes that the projections accurately reflect possible future results of operations, those results cannot be guaranteed.

 pg. 15

ITEM 4.    DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The Company has had the below stock sales within the last year.

February 25th, 2016

Davi Guedes Neves

Five Hundred Shares of Common Stock

$0.01 USD per Share

February 25th, 2016

Felipe Bancich Neuwald

Five Hundred Shares of Common Stock

$0.01 USD per Share

February 25th, 2016

Polis Participacoes e Empreendimentos Ltda.

75 Shares for Brazilian R$3,333.33

June 3rd, 2016

Leonne Furtado Leite

One Share of Common Stock

$878.77 USD per Share

June 3rd, 2016

Daniel Vianna

Six Shares of Common Stock

$878.77 USD per Share

June 3rd, 2016

Leonardo Duarte Dias

29 Shares of Common Stock

$878.77 USD per Share

June 3rd, 2016

Julio Alberto Gomes Faiad

29 Shares of Common Stock

$878.77 per Share

June 6th, 2016

Capital Participaceos e Investimentos Ltda

114 Shares of Common Stock

$878.77 USD per Share

November 21st, 2016

Capital Participaceos e Investimentos Ltda

17 Shares of Common Stock

$878.77 USD per Share

November 21st, 2016

Polis Participaceos e Empreendimentos Ltda

52 Shares of Common Stock

$878.77 USD per Share

 pg. 16

The Company currently has 1,323 Shares of Common Stock issued to a total of NINE Shareholders:

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Felipe Bancich Neuwald Co-Founder & Chief Executive Officer Zipmesh, Inc. 350 Rhode Island Street Suite 240 San Francisco, CA 94103	Common Stock: 500 Shares (37.79%) Preferred Stock: No Shares	Common Stock: 500 Shares (37.79%) Preferred Stock: No Shares
Mr. Davi Guedes Nevea Co-Founder & Chief Operations Officer Zipmesh, Inc. 350 Rhode Island Street Suite 240 San Francisco, CA 94103	Common Stock: 500 Shares (37.79%) Preferred Stock: No Shares	Common Stock: 500 Shares (37.79%) Preferred Stock: No Shares
Julio Alberto Gomes Faiad Shareholder C/O: Zipmesh, Inc. 350 Rhode Island Street Suite 240 San Francisco, CA 94103	Common Stock: 29 Shares (2.19%) Preferred Stock: No Shares	Common Stock: 29 Shares (2.19%) Preferred Stock: No Shares
Polis Participaceos e Empreendimentos Ltda Shareholder C/O: Zipmesh, Inc. 350 Rhode Island Street Suite 240 San Francisco, CA 94103	Common Stock: 127 Shares (9.6%) Preferred Stock: No Shares	Common Stock: 127 Shares (9.6%) Preferred Stock: No Shares
Leonardo Duarte Dias Shareholder C/O: Zipmesh, Inc. 350 Rhode Island Street Suite 240 San Francisco, CA 94103	Common Stock: 29 Shares (2.19%) Preferred Stock: No Shares	Common Stock: 29 Shares (2.19%) Preferred Stock: No Shares
Capital Participaceos e Investimentos Ltda Shareholder C/O: Zipmesh, Inc. 350 Rhode Island Street Suite 240 San Francisco, CA 94103	Common Stock: 131 Shares (9.9%) Preferred Stock: No Shares	Common Stock: 131 Shares (9.9%) Preferred Stock: No Shares
Daniel Viana Shareholder C/O: Zipmesh, Inc. 350 Rhode Island Street Suite 240 San Francisco, CA 94103	Common Stock: 131 Shares (0.45%) Preferred Stock: No Shares	Common Stock: 131 Shares (0.45%) Preferred Stock: No Shares
Loenn Furtado Leite Shareholder C/O: Zipmesh, Inc. 350 Rhode Island Street Suite 240 San Francisco, CA 94103	Common Stock: 1 Shares (0.08%) Preferred Stock: No Shares	Common Stock: 1 Shares (0.08%) Preferred Stock: No Shares

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

 pg. 18

ITEM 5.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 60,000 7% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The minimum number of Shares of Preferred Stock to be sold prior to the Company having access to the Investor Funds is FIVE THOUSAND SHARES OF PREFERRED STOCK. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

The Securities to be offered with this proposed offering shall be initially offered by Mr. Felipe Bancich Gacia Neuwald, the Company’s Co-Founder & Chief Executive Officer; and Mr. Davi Guedes Nevea, the Company’s Co-Founder & Chief Operations Officer. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to Zipmesh, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

 pg. 19

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $6,000,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

C.

Sale of Company 7% Convertible Preferred Stock Shares

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Securities	$5,425,000	97%	$425,000	85%

D.

Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$75,000	3%	$75,000	15%

Footnotes:

1)

The Company is offering a maximum of 60,000 7% Convertible Preferred Stock Shares at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $75,000 USD. Any costs above $75,000 will be paid by the Executives of the Company.

3)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular.

4)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

 pg. 20

Zipmesh, Inc. - Use of Investment Proceeds

Projected Profit & Loss

	FY2018	FY2019	FY2020	FY2021	FY2022
Revenue	$818,836	$13,963,110	$108,360,532	$254,762,196	$384,190,200

Direct Costs	$532,244	$9,076,022	$70,434,346	$165,595,428	$249,723,636

Gross Margin	$286,592	$4,887,088	$37,926,186	$89,166,768	$134,466,564
Gross Margin %	35%	35%	35%	35%	35%
Operating Expenses
Salary
Employee Related Expenses
Total Operating Expenses

Operating Income	$286,592	$4,887,088	$37,926,186	$89,166,768	$134,466,564

Interest Incurred
Depreciation and Amortization
Income Taxes	$0	$0	$0	$0	$0
Total Expenses	$532,244	$9,076,022	$70,434,346	$165,595,428	$249,723,636
Net Profit	$286,592	$4,887,088	$37,926,186	$89,166,768	$134,466,564
Net Profit / Sales	35%	35%	35%	35%	35%

 pg. 21

ITEM 7. DESCRIPTION OF BUSINESS

EXECUTIVE SUMMARY

Opportunity

Problem

American consumers are demanding fresh, local, and organic foods. They spent more than $43 billion on organics in 2015. Existing options such as shopping at high-priced specialty food stores, farmers markets that are only open a few hours, or CSA and farm boxes subscriptions that have limited offerings overlook a huge market.

Few markets of this size continue to grow by more than two digits like this one has been doing. Besides a small ideological base of buyers, the consumption of this market goes to the same desires of traditional markets. In fact, people want reliable organic products at affordable prices with variety, flexibility, and convenience.

However, the supply chain and the production base are anchored on old models that don't allow the convenience that consumers need. Now, with the entry of large retailers, the problem lies in the veracity and traceability of the organic products.

Solution

The model developed by Zipmesh is based on a service design study that identified the needs and wants of the consumers and producers. On Zipmesh's solution, consumers receive local food that was freshly harvested just for them, and reliable organic industrialized products mostly locally produced. And the best part is they do not have to make a special trip to the grocery store.

Zipmesh delivers the food at consumers' doorstep at their convenience. On each purchase, customers know that their neighboring farmers are supported, and the local farmers and artisans community will grow stronger, improving the whole local economy. It´s more local than a supermarket and more convenient than a farmers' market.

Market

There are niche markets in the natural foods segment. In addition to the segmentation, it's fundamental to understand the change in consumption behavior. The new wave of focus on preventive health reveals a great behavioral change for the next decades beyond large numbers.

Two major consumer segments are apparent in Zipmesh: First of organic and second of local products, both being health driven and the second incredibly connected to the new human consciousness about nature and community.

Consumers’ appetite for local foods is exploding. Overall, local foods generated $11.7B in sales in 2014 and will climb to $20.2B by 2019, according to Packaged Facts, a market research firm. According to the Organic Trade Association, the US organic food market reached $43B in 2015, a growth of $4.2B from 2014. 84 percent of US families say they buy organic food at least one time a year. More than half of American families buy organics at least once a month, with more than 18 percent purchasing every week, another 18 percent buying 2-3 times a month and 9 percent buying once a month.

The regular consumers of these two markets are themselves engaged in the local and healthy food movement and have the potential to drag mainly family members into this movement. They've from 24 to 39 years old, are enthusiastic about health and the environment, and interested in good/local food. As a group, they are community-oriented and use food as a social currency. They are technology savvy and are active on social media.

 pg. 22

But they´re not alone, more than three-quarters of Americans are very or somewhat interested in how the food they consume is produced. They are careful not to buy imported food, mass-produced, contains GMOs, or has been produced with pesticides or other harmful ingredients. And as important as the engagement and growth of the recurring consumer base is the fact that smartphones are becoming an indispensable tool for food shopping according to the Global Food Forum.

Sacramento's Convention & Visitors Bureau has created a special division to promote the city as the nation’s Farm-to-Fork Capital. “No major city in America is more centrally located amid such a vast range of high-quality farms, ranches, and vineyards.”

In California, the Farm-to-Table Movement is notable and keeps growing. The state produces a sizable majority of many American fruits, vegetables, and nuts: 99 percent of artichokes, 99 percent of walnuts, 97 percent of kiwis, 97 percent of plums, 95 percent of celery, 95 percent of garlic, 89 percent of cauliflower, 71 percent of spinach, and 69 percent of carrots (and the list goes on and on).

Competition

There are two points of view of the organic market. The first one goes through the channels recognized by all consumers as the main sources of purchase of truly local products and without chemicals. We consider organic boxes, CSA and Farmers Market as the main ones, as they are the most cited.

However, if we consider the sales of these channels, in which consumers buys directly from the producers, it's only 6% of the total sales of the whole segment.

As in all the main markets, the dominant players in total sales volume are the big retailers. For the organic world, this distribution and purchase channel is becoming even more present by offering greater access providing a higher quantity of points of sale and affordable prices to the average consumer. Organic products have become part of the shopping basket of more and more consumers. Consumers can go today to a Walmart store or even a Target store to make their frequent purchases and still leave with some certified organic products in the basket.

There are therefore two different types of consumers for the same category of products, but at the same time, they are complementary. Consumers who are willing to buy organic products make multichannel purchases, going to the small shops of natural products, big retailers and farmers market at weekends. Meanwhile, middle-income consumers are looking for variety and price, independent of the channel. In any case, the business opportunity can be captured once we address the desires and needs of both consumers segments because on the one hand there is no variety and convenience and on the other lacks credibility in the means of production and distribution of greenwash products.

Why Us?

"Bringing the farmer's market right to your doorstep, Zipmesh delivers fresh food from local farmers and artisans - picked, packed, and shipped all on the same day. As the conversation around the food we eat has created more of a demand for fresh, local, whole foods, Zipmesh's platform has a great deal of potential to meet that demand right at the door - literally."
- Silicon Valley Forum

Zipmesh has born based on an insight of a real-world need. The need of life quality improvement to everyone involved in the local food process of a community. From the local farmers and artisans, that can keep their focus in the farmland and food production, to the persons and families that feel the benefits of a healthy and consciousness food behavior. Zipmesh improves local community life - consumers' dollars stay in the community - and comes back to the community. Stimulating GMO-free and pesticides-free local food consumption, Zipmesh improves the environment. It's a win-win situation. It's a long-term truly solution for real-world problems.

 pg. 23

But we know that to make it possible, are necessary tons of hard work, commitment, and study. And Zipmesh isn't just a beautiful and fancy idea without a real-world business model. Its business model is based on months of a deep study about the organic market worldwide. And that's because of that Zipmesh is based in California. Thanks to a seriously developed Service Design process, the co-founders had the ability to quickly saw the pains and issues of Zipmesh's original model, and improve it to an innovative model that brings new kinds of benefits and quality to producers and consumers.

Terrific! That's the best word that describes Zipmesh's history. From the original concept to execution, few teams did that with so passion and commitment that Zipmesh's team. In a so small time frame, with so strong concepts.

Zipmesh has a bold idea, a huge growing market, a profitable business model, and the right team to make it happen.

EXPECTATIONS

Financial Highlights by Year

Revenue
Expenses & Costs
Net Profit
Net Loss
$500M
$400M
$300M
$200M
$100M
$0
($100M)
FY2018
FY2019
FY2020
FY2021
FY2022

 pg. 24

OPPORTUNITY

Problem & Solution

Problem Worth Solving

There's a high demand for practical and healthy nutrition for over a decade. Practicality is not related in this case to fast food or ready-to-eat food, but rather to how to buy and receive various foods wherever and however you wish. Convenience is to have the freshest, best-looking food to make your week's meals or a dinner with friends.

Today more than ever, consumers want to live a healthy lifestyle and support local commerce. As consumers pay more attention to what they eat, the desire for nearby produced food is starting to gain more traction. The “farm-to-table” movement has driven people away from traditional supermarkets to Community Supported Agriculture (CSA) and the Farmers' Markets. But these channels offers limited choices, non-regular availability, and people continue with their daily life needing more variety, flexibility, and convenience in a single sales channel.

In Davis and Sacramento area, but also in many other regions of the country, when consumers think about a store with a huge variety of local and organic products they can't be sure they'll find this huge variety of local products in chains like Whole Foods and Nugget. These chains do not offer truly local products, like CSA subscriptions and the Farmer's Markets does. In these regions, no online channel makes possible to consumers buy online and get their groceries home delivered.

Our Solution

For consumers, Zipmesh offers the variety, freshness, and the local farm-to-table benefits of a Farmers' Market combined with the flexibility and convenience of an online grocery store with home delivery.

For vendors, Zipmesh offers an uncomplicated additional sales channel with the convenience of no logistics needs.

Producers update their inventory into the Zipmesh's platform or even send their availability list to our team as they usually do to all their customers. Based on that information, Zipmesh displays into its website the products available. Consumers orders products that have not been harvested or even produced yet. At the end of the day, all vendors receive purchase orders. Early in the morning, as they usually do, farmers harvest, and artisans make the food. Using Zipmesh's fleet and farm community independent contractor drivers, the Company takes care of the entire pickup process and bring the fresh food to Zipmesh's food hub. Then we sort, packs, and independent contractor drivers do the deliveries straight to consumers' doorstep. That's Zipmesh's regular daily operation.

Zipmesh is the viable alternative that best fits with the Millenials' needs of the best healthy food from the local community, easily and conveniently.

Zipmesh is the food platform for next-economy people. It concentrates on delivering pesticide and GMO-free, wholesome immune system building, energy yielding, earth-friendly food!

Zipmesh provides hyper-local, same-day harvested fresh produce. It's the quality excellence that no other company provides.

Into Zipmesh's platform, consumers can establish a deep connection with who produced their food. During all the buying process, consumers can shop by vendors or products list, and even with two or more identical products coming from different vendors, is the consumer who can decide from which producer he will buy that product.

 pg. 25

Producers set product prices. Zipmesh adds a flat markup fee of 54 percent, and even with that markup, Zipmesh's prices are still around 22 percent lower than Whole Foods or Good Eggs, for example.

Into Zipmesh's platform, consumers can establish a deep connection with who produced their food. During the entire purchase process, consumers can shop by vendors or products list, and even with two or more identical products coming from different vendors, is the consumer who can decide from which producer he will buy that product.

Target Market

Americans spent $43.3 billion on Organics in 2015. Eighty-four percent of US families buy organic food at least one time a year, 36 percent buys from 2 to 4 times a month and 48 percent almost once a month. From this data, we can see why this segment grows at 2 digits per year, and the expectation is that it will continue.

There are have three groups of organic food buyers: a. Core (24 percent), highly engaged and passionate about natural products; b. Mid-level (61 percent), the largest group, which is further segmented into the inner mid-level buyer who has a deeper, integrated approach to organizations and thus more closely resembles consumers in the core; and c. Periphery (15 percent), only minimal, infrequent and less intense involvement in the organic world.

In addition to those who buy, the organic products companies, in their communication strategies, adopt a visual language and content oriented to millennials, since they represent the most engaged layer and that are part of larger buyers but also they're opinion makers and community aggregators.

Zipmesh's home, Sacramento and Davis, has higher consumption levels than the US average, as do most of California's cities. These towns are on the production belt and are part of the farm-to-fork movement.

We are talking about a niche of consumers who have become brand followers and propagators when they believe in the proposed business model.

According to large retail chains data, our goal is at the end of Y5 3 percent of the Urban Area population make orders at least once a month at Zipmesh with an $30 average ticket. That is, of the 40 percent of the population that are regular organic food buyers, four percent will buy at Zipmesh.

Competition

Current Alternatives

There are direct and indirect competitors, especially when Zipmesh expands to other regions.

In Davis and Sacramento, natural product stores dominate the natural and organic markets, as well as across the US, but there is no local online competition in groceries stores in our primary home region.

In the area, there are a limited number of Whole Foods Market stores due to the entry barrier created by the local grocery store Nugget, which sells a variety of fresh and organic products at more reasonable prices than Whole Foods.

However, as in any grocery not geared to local products, there is a great deficit of understanding the demand for organic products from local consumers, that are buying from many channels (CSA subscriptions, Farmers' Market and groceries stores) in the quest to obtain the widest variety of healthiest organic and local products as possible.

 pg. 26

These grocery stores are part of the competition, but although they dominate the market, they are still not a good alternative to consumer's health, as the Farmers' Market is.

The best alternatives available are organic food box subscriptions and the Farmers' Market, all of which have a limited convenience of purchase and low variety, mainly on shelf products.

Sacramento for being the America's Farm-To-Fork capital has been consolidating through major events with government support, but still, despite the title, it hasn't an appropriate online market channel with a variety of organic and local products.

Farm Fresh to You, a signature program for organic products box, has great capillarity for its market and offers a limited convenience, delivering at consumers' doorstep once a week. However, they're considered by those who consume it as a sporadic purchase due to limitations of a weekly delivery service.

Facing the expansion for California and so on to the rest of the US, it is possible to see online competitors that gained market share by their financial capacity and progress in assessing their logistics and improving their profitability.

Instacart is the main indirect competitor. It's able to reach great groceries stores consumers quickly, such as Whole Foods, a market reference. Its model is being improved, including the creation of pick-up machines.

Two direct vendors in the San Francisco Bay Area, with similar value propositions of Zipmesh, are GrubMarket and GoodEggs. Both have already passed through Series B funding rounds and are focused on the profitability of their business models, aiming to improve the efficiency in logistics and to increase their average ticket. The order of the day is that every sale has to be profitable.

Both started working with a pickup locations model where shoppers have to purchase online and pick up the orders on certain dates, making it hard to stagger because of the difficulty in maintaining multiple pickup points and lack of practicality for the consumer. Currently, both players are adjusting their market positioning. GoodEggs offers the best user experience possible and GrubMarket focuses on lower prices with direct market prices comparison.

Our Advantages

The choice of location to start our operations resulted from the following reasons: a. the size of the Sacramento market and surrounding cities; b. lower operational costs operating outside the San Francisco Bay Area; c. the proximity of important producers, in Capay Valley; and d. the lack of online options for buying a huge variety of organic and local products at affordable prices in the area.

Zipmesh has the advantage of reaching consumers without having to spend a lot of money in online advertising competing for expensive keywords, compared to crowded areas like the Bay Area. We're able to establish genuine and lasting connections being the first company in the region delivering this kind of service.

Our cheaper and lean cost structure, based on outsourced labor and small food hubs, does not compromise our ability to offer to our clients the best and widest variety of local organic products.

Our proximity to the producers of foliage and vegetables offers greater appeal to the local approach and the logistics and capacity to meet the just-in-time model.

Being close to the producer in a null region of online competitors makes us pioneers in the segment with a clear connection between consumption and production and gives us greater logistical efficiency to deliver fresh same-day harvested products and keep a low inventory level.

 pg. 27

All of these factors converge so we can provide on-demand deliveries of a growing variety of products at prices on average 22 percent lower than those practiced by grocery stores in the region.

Once we're ready to scale up to other regions, we will be prepared to assemble small food hubs capable of operating daily stock with direct orders to the producers of the region and merchandise exchange among underlying food hubs.

Buying at Zipmesh is cheaper and more convenient. Consumers find the widest and best variety of organic products compared to any other online platform of the region.

 pg. 28

EXECUTION

Marketing & Sales

Marketing Plan

Adopting the Service Design methodology, Zipmesh business was designed after immersion in data, testimonials, and depth interviews that showed the pillars and the purpose of the business.

From then on the business was developed from the model of a marketplace, with its own logistics operation, aiming to connect city consumers to organic producers of the region, being possible to purchase and receive pesticides-free products at consumers' doorstep daily.

In this model, marketing capabilities are unique because they encompass a wide range of stakeholders: local farmers and producers, consumers, in-house marketing, and partnership with agriculture and local food system opinion-makers.

After understanding the players, the value proposition and the potential buyers, Zipmesh internal marketing team started with three basic strategies, focusing on the potential increase and scaling of the number of buyers.

Firstly, the team used inbound marketing to generate attention to Zipmesh even in its design phase. From the conclusion of the data collection process and the beginning of the application development, there was an established content, target audience, and metrics to evaluate the results, having a fair budget for accomplishing this first stage.

Together with the field team, we mapped the main social media influencers farms in the Greater Sacramento area and offered to them ready content, keeping their design profile for their own social media sharing. In addition, we worked on dozens of other social media profiles by establishing contact through positive comments and feedbacks.

Besides that, an extensive work has been performed on paid content on distribution platforms, reaching out to a variety of different kinds of consumers.

Since the development phase, with growth in the purchase value per customer in the pre-launch phase, Zipmesh found in the visual and content language the means to engage and increase interaction in the social media of Zipmesh itself.

The creation of content aimed at the family and environment appeal have proved to be the high potential of own communication channels. Since our first research, we perceived the high level of concern of buyers with their health,  the planet, and their family.

By creating and sharing content on Instagram and Facebook and engaging strategically with influencers, in just ten days we grew by 500 percent Zipmesh’s audience of followers, with an initial focus on the Sacramento region.

Beyond that, our team started forming a strong base of propagators of concept and ideas, since there was no tracking history at the beginning. Given the momentum of sales, these citizens of a new way of living passed on to consumers without needing to spend advertising and benefits.

In the beta phase, for platform and logistics testing purpose, we negotiated with local partners for the distribution of benefits in every first purchase.

 pg. 29

In addition to producers, our marketing team conducted a benefit-sharing program to the sustainable consumers through the Farmers' Market operations, the USA's most powerful connection channel between consumers and producers, now responsible for 6 percent of all sales of organic products in the country.

The immediate result was the creation of a large group of buyers with high repurchase potential, as they all bought from a call from their acquaintances and suppliers, unlike a discount advertisement.

The establishment of the connection based on the relevant content, the foundation is set up for a stable and long relationship. The creation of this base and early buyers make the official launch potential even greater with knowledge of the most certain content, site navigability maps, and most wanted products.

The expansion of supply and variety is the next step towards creating specific consumer niches by acting in the long tail by online advertising segmentations. In addition to the individual consumer, it becomes possible to reach large buyers like the local restaurants and further expand the model to a B2B business.

Sales Plan

The operational and marketing structure is designed to expand sales by the three possible paths in the retail market.

First, of the buyers and the active users, the increase in the average ticket is linked to the growth in the product offer, focusing on categories of higher repurchase and volume in the customer basket such as dairy products and meats. Also into user experience improvement on the website based on the monitoring of conversion markers, with a focus on reducing dispersion, improving performance in the technological structure and understanding of navigability by analyzing product segments.

Apart from the means of purchase, a tailored consumption experience strategy brings an increase in the average ticket, with actions such as sending tasting products, better conditioning, communication focused on the products' origin and excellence in delivery service.

Second, in order to increase repurchase, Zipmesh is focused on approaching customers through creating content and consistency in contact across all touch points allowed by the user. Basically, by mapping and adopting efficient markers of understanding what Zipmesh is to our customers, individually and their lifestyle, constant communication will be present in the way that the customer desires to receive it.

The acquisition of new users passes through the online, offline events, expansion, and commercial areas.

The online team constantly analyzes competition indicators, Zipmesh's own communication channels, and the sales platform through marketing software, with the goal of generating more leads with online paid media, creation of relevant content and redirection by tracked backlinks.

So far, despite a higher acquisition cost, the distribution of high discount coupons on the first purchase, for certain social profiles, is the best strategy for attracting new customers. The key is the correct use of language for each communication channels, imperative messages, and appeal to health and family.

Advertising and offline campaigns in business points, such as fitness centers and trendy coffee shops, meets the consumer's niche focused on the healthy lifestyle.

The most visible way to increase the base of new buyers in a short time is through territorial expansion. According to the financial planning, the entry into new markets in the third year of operation brings with it complex budget modeling and understanding of specific communication by location.

 pg. 30

Conquering large urban centers with greater competitiveness among large retail chains requires discipline and tactical implementation of the most winning strategies ever undertaken in previous locations. Despite the competition, larger markets also offer more consumers and usually the larger volume of purchases so from the outset expansion is contemplated as a way to acquire new users.

The commercial area is focused on negotiating with local restaurants and small businesses that demand fresh, organic and better quality inputs. Through commissioning by indication and distribution of samples the level of interest was shown increasing and able to generate large business with a reduced logistic.

Finally, each farm is considered as a means of propagating the service provided by Zipmesh. It is clear that the range is not huge but that the conversion potential is greater than in any other channel since we are dealing with consumer indication.

After the beta phase, it was clear that the message of Zipmesh is desirable and the products more, being necessary to increase products variety and increase the marketing budget to consolidate the planning.

OPERATIONS

Locations & Facilities

The first Food Hub is located in West Sacramento, CA. This food hub initially serves Sacramento and Davis area.

In each new area where Zipmesh is established, a new food hub is implemented with its vendors network.

In the first and second year of operation, Zipmesh will provide services in Sacramento Urban Area, population 1,723,634. In the first quarter, we're expecting ten orders per day, which means 0.0006 percent of the Urban Area buying at Zipmesh daily. At the end of Y5'Q4, we'll deliver 6,000 orders per day, 0.3481 percent of Urban Area population.

In the third year of operation, Zipmesh will scale up to the following Urban Areas:

•

San Diego, population 2,956,746. 0.0034 percent of the population in Y3'Q1, 0.1860 percent in Y5'Q4.

•

San Francisco-Oakland, population 3,281,212. 0.0046 percent of the population in Y3'Q1, 0.1829 percent in Y5'Q4.

•

San Jose, population 1,664,496. 0.0048 percent of the population in Y3'Q1, 0.2283 percent in Y5'Q4.

•

Los Angeles-Long Beach-Santa Ana, population 12,150,996. 0.0016 percent of the population in Y3'Q1, 0.0905 percent in Y5'Q4.

•

Riverside-San Bernardino, population 1,932,666. 0.0041 percent of the population in Y3'Q1, 0.1966 percent in Y5'Q4.

 pg. 31

Technology

The Company developed it own marketplace software. The software is designed using well known standard technology, including programming language and databases. All the IT infrastructure is cloud-based, scalable and highly-available. The development cycle uses an agile development method, using the SCRUM methodology, which guarantees quick and incremental deliverables.

The main technologies used on Zipmesh's software are the following:

•

PHP web programming language

•

AWS cloud-based infrastructure

•

Image files storage on AWS S3

•

Virtual Private Cloud (VPC)

•

VPC connection through VPN tunnel

•

Elastic Load Balancer (ELB)

•

Aurora highly-available database

•

Ubuntu GNU/Linux based development and production servers

•

Automatic backup policy

The company also uses a few other well-known market technologies and software to manage the business:

•

Stripe for payment processing - integrated with Zipmesh's core software

•

WorkWave Route Manager for pickup and delivery route optimization and management

•

Quickbooks for accounting

•

Float for cash flow forecasting

•

Google Apps for Work (G Suite) for communication

•

Citrix GoToMeeting for conf calls

•

Zendesk for customer service

•

Mailchimp for email communication

Equipment & Tools

The tools and equipment needed for a food hub operation are quite simple. Sorting tables for food sorting and packaging and regular refrigerators are needed. During the beta test phase, no more than $6,000 was spent for this purpose.

We consider using pre-owned vehicles for pickup drives like we did during the beta test period.

Until a large-scale up process, there's no need for highly specialized tools and equipment for operation.

 pg. 32

COMPANY

Overview

Ownership & Structure

Zipmesh Inc. is a C-Corp incorporated in December 2015 in Delaware. In April 2016 we opened a foreign company in San Francisco, California. The the current ownership of the company:

•

Davi Guedes Neves (Co-Founder), 37.79%

•

Felipe Neuwald (Co-Founder), 37.79%

•

Capital Participações e Investimentos, 9.90%

•

Polis Participações e Empreendimentos, 9.60%

•

Julio Alberto Gomes Faiad, 2.19%

•

Leonardo Duarte Dias, 2.19%

•

Daniel Viana, 0.45%

•

Leonn Furtado Leite, 0.08%

Company History

Zipmesh (the former name of was “Pepmesh”) began when Felipe 'Phil' Neuwald saw some friends selling their organic food produce to friends and relatives thru a WhatsApp group. Phil was one of the customers, and he loved the experience. He saw that their friends, using the tools they had available, created a way to organic food producers sell their produce directly to end-customers, making organic food more profitable to the farmers and affordable to the customers. More than that, buying from the local community is a way to support local farmers and producers keeping the money in the community, it's a unique experience of knowing who produces your food, and there's also the environmental perspective of supporting earth-friendly farming.

In September 2015, Phil contacted Davi Neves, a +10 years friend, and they decided to create an app to build a link between the countryside and the city, between organic food farmers and the city conscious consumers.

The original app idea was to create a way to properly organize farmers' data and consumers' needs and match it. Knowing the varieties farmers produces, when they have it available, prices, and the combination of the area they could do deliveries and the deliveries days of the week, we could show a filtered view of farmers and products available to the consumers. The organic food consumers should only set their delivery address and the day they would like to receive their order, and our app would show the available products and producers. The farmer would get an order and should do the deliveries.

Phil and Davi decided to study the organic market worldwide. They saw dozens of signs pointing to California. The US has the largest appetite for organic produce in the world, and approximately 60 percent of US certified organic fruit and vegetable acreage was in California in 2011. California and the San Francisco Bay Area are one of the most innovative regions of the world, fully of the most creative minds and the richest soil possible to grow a company that would like to improve the way people interact with their food and who produces it. So they decided to start the business in California.

 pg. 33

Until December 2015, Davi and Phil improved the business model and prepared a set of documents to show to the investment community. In December, PepMesh Inc was incorporated in Delaware, and on the first week of January 2016, they started the fundraising process. After one week of fundraising, the company got his first investment round.

In January 2016, the co-founders decided to spend part of the funds invested in the company to continue the study started in September 2015. They hired a team to develop a Service Design process, did a field research in California in February and finished the Service Design study in March. That time, they realized that the original app concept could work, but it wouldn't be a so disruptive model as they thought before for mainly two reasons: First because farmers usually don't want to handle logistics; and second because consumers are always looking for exceptional high-quality organic products.

Thanks to the Service Design process and the time dedicated to studying, the co-founders could saw that issue and work to fix and improve the business model timely.

That's when Zipmesh's business model was born: Producers update their inventory. Customers select what they want for the next day. The farmers and food artisans harvest and produce the food early in the morning as they usually do. Zipmesh picks up the food, sorts, packs, and delivers. Zipmesh takes care of the entire logistics process, from farm pick up to end-customers delivery. By this way, we're offering a unique value-added solution to farmers and providing delivery of same day harvested and prepared food to end-customers, a kind of quality and freshness that no other company offers.

Only with a validated business model, in April the company hired a technical team and started the development of the platform.

In June, the company got its second investment round and began the implementation of the food hub in West Sacramento, California, for beta test purposes. The first orders came in July, and Zipmesh accepted orders until September when got the traction numbers needed to grow the business considering the marketing and operation investments, so we finished the beta tests phase.

In November 2016, the company raised a new investment round to support a new fundraising process that will provide funds for company's growth. The total amount of investment received in the three rounds is around $300,000.

Team

Management Team

Felipe 'Phil' Neuwald, CEO. Phil Neuwald was born in Porto Alegre, southern Brazil, on September 27, 1985.

In 2002, with sixteen-years-old, Phil moved to Brasilia, Brazil, and started working at Aker Security Solutions as field technical support and security specialist, participating in relevant corporate and government IT security projects.

In 2003 and 2004, work as an independent consultant to IT and ISP companies in Brasilia, Brazil. Developed and managed low level IT infrastructure systems based on UNIX. Taught FreeBSD training courses to organizations like ILO/UN and Brazilian Army.

From mid-2004 to 2008 worked as IT Manager and CTO for a few companies. On that time, Phil has designed and implemented open-source network and systems reliable solutions that still keeps its footprints in these enterprises.

 pg. 34

In 2008 decided to start his first company in Brazil. He founded Neuwald IT and led it to 350% YoY growth in 2012-13 and 2013-14. He improved the business model of an Asterisk-based PBX development company to a high-grade server assembly company that served local and global customers like Twitter, Nestle, British Telecom, Telefonica, Petrobras, and others. He also managed a multi-location team and offices in Brasilia, Sao Paulo, Ilheus, and Miami.

In 2015 Phil had the insight to create Zipmesh and together with Davi Neves decided to start the business.

As a hands-on executive, in 2016 focused his energies to run Zipmesh, including the fundraising process, being also in charge of CTO's duties. Late 2016 he started an IT logistic company in the US focused on emerging markets.

Davi Guedes Neves, COO. Davi Neves was born in Brasilia, Brazil, on September 7, 1988. Raised in the countryside, he's the second youngest of eight brothers. His family is a pioneer in permaculture and agroforestry systems in the region.

In 2009, Davi started "Windows and Heroes", a project to interview social-game-changing companies in the United States, like the project Give Me Something Back in Northern California, and TerraCycle in New Jersey. The goal of the project was to share that successful experiences and excite local entrepreneurs to follow these examples thru the YouTube channel.

In the next two years, Davi's specialized in the sustainable wood extraction business, in the state of Acre, Brazil, offering consulting services to companies like Jurua Group.

In 2012, Davi led the business improvement process of the family-owned company. He assumed the managing position of the store and turned the small food supplementary store into the first earth-friendly grocery store in Brazil, following, for example, Whole Foods and Good Earth best practices and business model. Bioon is currently the leader earth-friendly grocery store in the region and continuously grows 150% YoY.

In 2015 Davi started a communication agency focused on service design for innovative and sustainable companies.

That's also when he and Phil Neuwald decided to start Zipmesh, an innovative business in California to provide access to the organic and healthy food market and improve the way people connect thru real food systems.

In 2016 Davi spend mostly his time to run Zipmesh and the communication agency, which is responsible for almost the full Zipmesh's communication plan.

Advisors

Leonardo Dias, M.B.A. BrScan's Co-Owner and CFO, a technology company based in Brazil. Acted as CFO and IRO for energy and telecom companies for several years. He has extensive experience in financial control, strategic planning, capital raising, M&A and investor relations. He's also an investor and acts as a business advisor for n3D Biosciences, Inc., a biotechnology startup company based in Houston, TX.

Jeff Bordes. Sales and Marketing Executive with a +15 year accomplished career track with success in delivering and sustaining B2B and B2C revenue and profit growth in the food & tech industry. Known throughout the Artisan Food Community for connecting consumers with their local farmers, ranchers, and food producers. Grubmarket's former VP of Business Development.

 pg. 35

FINANCIAL PLAN

Forecast

Key Assumptions

The following data are based on a detailed Company's 5-year financial plan.

The data showed in the 5-year financial plan are organized by quarters. That's why in some cases there are no monthly incremental growths on this Business Plan, but quarterly steps.

We're considering a $30 average ticket, which is very conservative based on market research. Also, there is a $4.99 delivery fee, so, we're considering a $34.99 income for each order. This value keeps straight during the entire plan.

Zipmesh prefers to adopt a conservative financial plan perspective. That's why we do not increase this value during our financial plan. Of course, we can do that in the future, as soon we have additional big mass data to validate these numbers to a higher value. There's no rush for that. Same time, keeping this conservative perspective, a few expenses are a higher than we already saw during the beta test phase and other market research. For example, including employee related expenses, we're considering a $18 hourly wage for sorting and packaging employees, which is a higher value than the market pays for the same job function.

Regarding growth and revenue, Zipmesh starts in Sacramento's Urban Area, with 1,723,634 population. Our goal is to start in that UA (Urban Area), delivering in the first month only ten orders each day in the first quarter, which means 0.0006 percent of the UA population buying at Zipmesh daily. At the end of Y5, we're considering 6,000 orders/day, which means 0.3481 percent of UA population buying at Zipmesh daily. Again, we prefer to keep a conservative approach regarding order quantities.

Only after a $10M Series A round in Y2'Q1 and a $20M Series B round in Y3'Q1, we're planning to scale up to other Urban Areas, which are: San Diego UA (population 2,956,746), San Francisco-Oakland UA (population 3,281,212), San Jose UA (population 1,664,496) Los Angeles-Long Beach-Santa Ana UA (population 12,150,996) and Riverside-San Bernardino UA (population 1,932,666). In these Urban Areas, we're considering start delivering from 0.0016 to 0.0048 percent of population daily in Y3'Q1, to reach from 0.0905 to 0.2283 percent in Y5'Q4.

The direct costs associated with sales are 65 percent costs of goods and $4.99 delivery cost.

The operating expenses are categorized by:

•

Salary: Sorting & Packaging staff and Pickup Drivers. Employee related expenses are included here.

•

Food Hubs: Food Hub rental, services, insurance and maintenance. Food Hub staff like Operations and Quality, Community Relations, and Regional Partnerships teams, including employee related expenses.

•

Marketing: Marketing and advertising expenses.

•

Pickup Vehicles: Expenses related to pickup vehicles, like gas, insurance, licenses, registrations, and taxes.

There are no huge cash flow needs for goods acquisition. We receive consumers payments in usually 2-3 business days, and we usually have to pay vendors in 15 days.

 pg. 36

Revenue by Month

$175K
$150K
$125K
$100K
$75K
$50K
$25K
$0
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Apr
May
Months in Year 1

Expenses by Month

$300K
$250K
$200K
$150K
$100K
$50K
$0
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Apr
May
Months in Year 1
Direct Cost
Other Expenses

 pg. 37

Net Profit (or Loss) by Year

$25M
$20M
$15M
$10M
$5M
$0
($5M)
($10M)
FY2018
FY2019
FY2020
FY2021
FY2022

 pg. 38

B.

The Offering

The Company is offering a maximum of 60,000 7% Convertible Preferred Stock Shares at a price of $100.00 per Share, with all Shares having a value of $100.00.

C.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

D.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the development and growth of the Company’s Online Market Place and Delivery Service.  See “USE OF PROCEEDS” section.

E.

Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has set a minimum offering proceeds figure (the “minimum offering proceeds”) for this Offering of FIVE THOUSAND 7% CONVERTIBLE PREFERRED STOCK SHARES before the Company shall have access to the investment proceeds. The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

F.

Preferred & Common Stock Shares

Upon the sale of the maximum number of 7% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Preferred Stock Shares of the Company’s Preferred stock will be held as follows:

o

Company Founders

& Current Shareholders

0%

o

New Shareholders

100%

Upon the sale of the maximum number of 7% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common Stock will be held as follows:

o

Company Founders

& Current Shareholders

100%

o

New Shareholders

0%

G.

Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

H.

Company Share Purchase Warrants

The Company has no outstanding Share Purchase Warrants issued.

I.

Company Stock Options

The Company has no outstanding Stock Options issued.

 pg. 39

J.

Company Convertible Securities

The Company, at the completion of this Offering will have 60,000 7% Convertible Preferred Stock Shares Issued.

•

Terms of Conversion or Repurchase by the Company:

o

All 7% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fifth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each Share of the Company’s Convertible 7% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

 pg. 40

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 7% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Company has not issued any additional Convertible Securities other than those listed and detailed above.

K.

Stock Option Plan

The Board has not adopted a stock option plan. If a plan is adopted in the future, the plan will be administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee will have the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

L.

Reporting

For tax and accounting purposes, the Company’s fiscal year will end on December 31st of each year, and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at the Company’s Address. The Company will furnish each Shareholder, within 120 days after the end of each fiscal year, the Company’s Audited Financial Statements in an Annual Report on SEC Form 1-K, which is filed with the United States Securities and Exchange Commission, and within 30 days after the 30th of June of each fiscal year, the Company’s shall provide its unaudited financial statements in a semi-Annual Report on SEC Form 1-S, which is also filed with the Securities and Exchange Commission. The reports will be filed electronically. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

M.

Stock Transfer Agent

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Phone: (212) 828-8436

Email: Info@VStockTransfer.com

http://www.VStockTransfer.com

 pg. 41

N.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 60,000 7% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The minimum number of Shares of Preferred Stock to be sold prior to the Company having access to the Investor Funds is FIVE THOUSAND SHARES OF PREFERRED STOCK. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

 pg. 42

Q.

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in Zipmesh, Inc.

The Company	Zipmesh, Inc. is a Delaware Stock Corporation.
Company Managers	Biographies of all Managers can be found starting on Page 48 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of a minimum of one 7% Convertible Preferred Stock Shares.
The Offering Term of the Offering

The Company is seeking capital commitments of $6,000,000 from Investors.  The securities being offered hereby consists of up to 60,000 7% Convertible Preferred Stock Shares of the Company, priced at $100.00 per Share subject to the Company’s discretion to increase the size of the offering.  The purchase price for the stock interests is to be paid in cash as called by the Company.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 60,000 7% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The minimum number of Shares of Preferred Stock to be sold prior to the Company having access to the Investor Funds is FIVE THOUSAND SHARES OF PREFERRED STOCK. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

Conversion Option / Mandatory Conversion

All 7% Convertible Preferred Stock Shares must be converted to Company Common Stock, either in the third, fourth or fifth year under the following terms and conditions at the Shareholder’s Option:

•

Year 3: (Shareholder Conversion Option)

Shareholder Option: At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 4: (Shareholder Conversion Option)

Shareholder Option: At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 5: (Optional & Mandatory Conversion Option)

Shareholder Option: At anytime during the fifth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

Mandatory Conversion: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing.

NOTE: The Company has the Right to convert the 7% Convertible Preferred Stock Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares, less the appropriate percentage discount in the year that the acquisition or merger occurs.

Voting Rights	Preferred Stock Holders have No Voting Rights
Reports to Investors

For tax and accounting purposes, the Company’s fiscal year will end on December 31st of each year, and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at the Company’s Address. The Company will furnish each Shareholder, within 120 days after the end of each fiscal year, the Company’s Audited Financial Statements in an Annual Report on SEC Form 1-K, which is filed with the United States Securities and Exchange Commission, and within 30 days after the 30th of June of each fiscal year, the Company’s shall provide its unaudited financial statements in a semi-Annual Report on SEC Form 1-S, which is also filed with the Securities and Exchange Commission. The reports will be filed electronically. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

 pg. 45

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company’s address is 350 Rhode Island Street, Suite 240, San Francisco, California 94103. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

Zipmesh, Inc. commenced operations in December of 2015 as a Delaware Stock Corporation.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that Zipmesh, Inc. will operate profitably.

Overview:

Zipmesh is a new delivery service that runs an online marketplace for local foods at Zipmesh.com. The start-up company launched in July 2016. They enable consumers to access local foods and support the region's economy by ordering products directly from farmers and producers in the area. Zipmesh then delivers the freshly harvested order straight from local producers to consumers' doorsteps.

Co-Founders Phil Neuwald and Davi Neves recognized the impact that eating local and organic food could have for an individual's health and wellness, as well as the health of the local economy. Neuwald is the former CEO of an IT company and Neves has professional experience in marketing and launching an eco-friendly market. They saw the opportunity that technology could have on connecting farmers with consumers and spent months conducting a service design study to find out the needs and wants of consumers.

Zipmesh is not a farm box, nor an organic grocery delivery services. While companies such as Instacart deliver goods to consumers doorsteps, they lack the close relationship with local producers. They may source produce that is out of season and imported from many miles away. Zipmesh is hyper local. We partner just with producers in the areas in which we work.

The launch of Zipmesh comes at an exciting and strategic time. According to the Organic Trade Association, in 2015 US consumers set new records by spending $43.3 billion on organics. Demand for organics is so strong that supply issues plague the industry. Zipmesh provides a remedy to logistics with its model that sources organic and healthy foods directly from producers and delivers straight to consumers in the same day. Zipmesh takes its services one step further by recognizing the distinctions between local, fresh produce and organics. By sourcing only from local growers, Zipmesh is magnifying the power of the farm fresh and organic industry and keeping the immense economic benefits in the Sacramento region. The Farm to Fork movement is present in Sacramento and Zipmesh is taking it one step further by providing online ordering and logistics service for area farmers and producers.

 pg. 46

Liquidity and Capital Reserves

As of January 1st, 2017, the Company had $3,045 USD in cash and total liabilities of $30,625.70. As of January 1st, 2017, the Company has incurred total expenses of $75,000 in association with this Offering. In Management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next twelve months. The Company is attempting to raise capital to proceed with its plan of operation as detailed in the Description of Business Section of this Offering. The Company hopes to raise a minimum of $500,000, and a maximum of $6,000,000 through this Offering. The Company believes that such funds will be sufficient to fund the Company’s expenses over the next twelve months.

The Company is highly dependent upon the success of this Offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other sources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because the Company is a development stage company with no operations to date, the Company would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

 pg. 47

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Felipe Bancich Gacia Neuwald

Co-Founder & Chief Executive Officer

Felipe 'Phil' Neuwald, CEO. Phil Neuwald was born in Porto Alegre, southern Brazil, on September 27, 1985.

In 2002, with sixteen-years-old, Phil moved to Brasilia, Brazil, and started working at Aker Security Solutions as field technical support and security specialist, participating in relevant corporate and government IT security projects.

In 2003 and 2004, work as an independent consultant to IT and ISP companies in Brasilia, Brazil. Developed and managed low level IT infrastructure systems based on UNIX. Taught FreeBSD training courses to organizations like ILO/UN and Brazilian Army.

From mid-2004 to 2008 worked as IT Manager and CTO for a few companies. On that time, Phil has designed and implemented open-source network and systems reliable solutions that still keeps its footprints in these enterprises.

In 2008 decided to start his first company in Brazil. He founded Neuwald IT and led it to 350% YoY growth in 2012-13 and 2013-14. He improved the business model of an Asterisk-based PBX development company to a high-grade server assembly company that served local and global customers like Twitter, Nestle, British Telecom, Telefonica, Petrobras, and others. He also managed a multi-location team and offices in Brasilia, Sao Paulo, Ilheus, and Miami.

In 2015 Phil had the insight to create Zipmesh and together with Davi Neves decided to start the business.

As a hands-on executive, in 2016 focused his energies to run Zipmesh, including the fundraising process, being also in charge of CTO's duties. Late 2016 he started an IT logistic company in the US focused on emerging markets.

Mr. Davi Guedes Neves

Co-Founder & Chief Operations Officer

Davi Guedes Neves, COO. Davi Neves was born in Brasilia, Brazil, on September 7, 1988. Raised in the countryside, he's the second youngest of eight brothers. His family is a pioneer in permaculture and agroforestry systems in the region.

In 2009, Davi started "Windows and Heroes", a project to interview social-game-changing companies in the United States, like the project Give Me Something Back in Northern California, and TerraCycle in New Jersey. The goal of the project was to share that successful experiences and excite local entrepreneurs to follow these examples thru the YouTube channel.

In the next two years, Davi's specialized in the sustainable wood extraction business, in the state of Acre, Brazil, offering consulting services to companies like Jurua Group.

In 2012, Davi led the business improvement process of the family-owned company. He assumed the managing position of the store and turned the small food supplementary store into the first earth-friendly grocery store in Brazil, following, for example, Whole Foods and Good Earth best practices and business model. Bioon is currently the leader earth-friendly grocery store in the region and continuously grows 150% YoY.

In 2015 Davi started a communication agency focused on service design for innovative and sustainable companies.

That's also when he and Phil Neuwald decided to start Zipmesh, an innovative business in California to provide access to the organic and healthy food market and improve the way people connect thru real food systems.

In 2016 Davi spend mostly his time to run Zipmesh and the communication agency, which is responsible for almost the full Zipmesh's communication plan.

 pg. 48

Advisors

Leonardo Dias, M.B.A. BrScan's Co-Owner and CFO, a technology company based in Brazil. Acted as CFO and IRO for energy and telecom companies for several years. He has extensive experience in financial control, strategic planning, capital raising, M&A and investor relations. He's also an investor and acts as a business advisor for n3D Biosciences, Inc., a biotechnology startup company based in Houston, TX.

Jeff Bordes. Sales and Marketing Executive with a +15 year accomplished career track with success in delivering and sustaining B2B and B2C revenue and profit growth in the food & tech industry. Known throughout the Artisan Food Community for connecting consumers with their local farmers, ranchers, and food producers. Grubmarket's former VP of Business Development.

B. Significant Employees.   All Members of Zipmesh, Inc. as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of Zipmesh, Inc. listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

 pg. 49

ITEM 11.   EXECUTIVE COMPENSATION.

In January of 2017, the Company adopted a compensation program for Company Management. Accordingly, Management of Zipmesh, Inc. will be entitled to receive an annual salary of:

Mr. Felipe Bancich Gacia Neuwald

Co-Founder & CEO

$180,000

Mr. Davi Guedes Neves

Chief Product Officer

$180,000

NOTE: No compensation has been accrued nor will any compensation be accrued or paid until the Company has satisfactorily raised the minimum capital within the terms of this Regulation A Offering. The Company’s Executive Management and extended team have elected to have all salaries deferred and not-accrued to this Offering. Therefore, the Company does not intend to distribute any funds related to past performance.

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company currently does not pay any cash fees to an Advisor of the Company.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

 pg. 50

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.

The Company has had the below stock sales within the last year.

February 25th, 2016

Davi Guedes Neves

Five Hundred Shares of Common Stock

$0.01 USD per Share

February 25th, 2016

Felipe Bancich Neuwald

Five Hundred Shares of Common Stock

$0.01 USD per Share

February 25th, 2016

Polis Participacoes e Empreendimentos Ltda.

75 Shares for Brazilian R$3,333.33

June 3rd, 2016

Leonne Furtado Leite

One Share of Common Stock

$878.77 USD per Share

June 3rd, 2016

Daniel Vianna

Six Shares of Common Stock

$878.77 USD per Share

June 3rd, 2016

Leonardo Duarte Dias

29 Shares of Common Stock

$878.77 USD per Share

June 3rd, 2016

Julio Alberto Gomes Faiad

29 Shares of Common Stock

$878.77 per Share

June 6th, 2016

Capital Participaceos e Investimentos Ltda

114 Shares of Common Stock

$878.77 USD per Share

November 21st, 2016

Capital Participaceos e Investimentos Ltda

17 Shares of Common Stock

$878.77 USD per Share

November 21st, 2016

Polis Participaceos e Empreendimentos Ltda

52 Shares of Common Stock

$878.77 USD per Share

 pg. 51

The Company currently has 1,323 Shares of Common Stock issued to a total of NINE Shareholders:

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Felipe Bancich Neuwald Co-Founder & Chief Executive Officer Zipmesh, Inc. 350 Rhode Island Street Suite 240 San Francisco, CA 94103	Common Stock: 500 Shares (37.79%) Preferred Stock: No Shares	Common Stock: 500 Shares (37.79%) Preferred Stock: No Shares
Mr. Davi Guedes Neves Co-Founder & Chief Operations Officer Zipmesh, Inc. 350 Rhode Island Street Suite 240 San Francisco, CA 94103	Common Stock: 500 Shares (37.79%) Preferred Stock: No Shares	Common Stock: 500 Shares (37.79%) Preferred Stock: No Shares
Julio Alberto Gomes Faiad Shareholder C/O: Zipmesh, Inc. 350 Rhode Island Street Suite 240 San Francisco, CA 94103	Common Stock: 29 Shares (2.19%) Preferred Stock: No Shares	Common Stock: 29 Shares (2.19%) Preferred Stock: No Shares
Polis Participaceos e Empreendimentos Ltda Shareholder C/O: Zipmesh, Inc. 350 Rhode Island Street Suite 240 San Francisco, CA 94103	Common Stock: 127 Shares (9.6%) Preferred Stock: No Shares	Common Stock: 127 Shares (9.6%) Preferred Stock: No Shares
Leonardo Duarte Dias Shareholder C/O: Zipmesh, Inc. 350 Rhode Island Street Suite 240 San Francisco, CA 94103	Common Stock: 29 Shares (2.19%) Preferred Stock: No Shares	Common Stock: 29 Shares (2.19%) Preferred Stock: No Shares
Capital Participaceos e Investimentos Ltda Shareholder C/O: Zipmesh, Inc. 350 Rhode Island Street Suite 240 San Francisco, CA 94103	Common Stock: 131 Shares (9.9%) Preferred Stock: No Shares	Common Stock: 131 Shares (9.9%) Preferred Stock: No Shares
Daniel Viana Shareholder C/O: Zipmesh, Inc. 350 Rhode Island Street Suite 240 San Francisco, CA 94103	Common Stock: 131 Shares (0.45%) Preferred Stock: No Shares	Common Stock: 131 Shares (0.45%) Preferred Stock: No Shares
Loenn Furtado Leite Shareholder C/O: Zipmesh, Inc. 350 Rhode Island Street Suite 240 San Francisco, CA 94103	Common Stock: 1 Shares (0.08%) Preferred Stock: No Shares	Common Stock: 1 Shares (0.08%) Preferred Stock: No Shares

 pg. 53

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Our majority stockholders is Mr. Felipe Bancich Gacia Neuwald, the Company’s Co-Founder & Chief Executive Officer, and Mr. Davi Guedes Neves, the Company’s Co-Founder & Chief Operations Officer. This sole shareholder currently owns the majority of the issued and outstanding controlling Common Stock Shares of Zipmesh, Inc. Consequently, this sole shareholder controls the operations of the Company and will have the ability to control all matters submitted to Stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws; and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. Felipe Bancich Gacia Neuwald and Mr. Davi Guedes Neves will have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to the Company, the industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

 pg. 54

ITEM 14. SECURITIES BEING OFFERED.

7% Convertible Preferred Stock Shares

A maximum of SIXTY THOUSAND 7% Convertible Preferred Stock Shares are being offered to the public at $100.00 per 7% Convertible Preferred Stock Share.

o

All 7% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fifth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each Share of the Company’s Convertible 7% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the

 pg. 55

weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 7% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 60,000 7% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The minimum number of Shares of Preferred Stock to be sold prior to the Company having access to the Investor Funds is FIVE THOUSAND SHARES OF PREFERRED STOCK. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

The Securities to be offered with this proposed offering shall be initially offered by Mr. Rodney Mikesell, the Company’s Founder & Chief Executive Officer; and Mr. Pinaki Saha, the Company’s Chief Product Officer. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

 pg. 56

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to Zipmesh, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of California for agreements made in and to be performed in the state of California. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A. No Common Stock is being offered in the Offering Circular.

(a) Description of Company Common Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 60,000,000 shares of Common stock, no par value per share (the "Common Stock"). As of January 1st, 2016 – 1,323 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights except for the voting rights for the election of Directors.

(b) Background Information on the Preferred Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 100,000 shares of Preferred Stock, no par value per share (the "Preferred Stock"). As of January 1st, 2017 – NO Preferred Stock Shares were issued and outstanding. Upon the completion of this Offering, SIXTY THOUSAND TWO HUNDRED shares of Preferred Stock will be issued and outstanding.

 pg. 57

(c) Other Debt Securities.    None

(d) Other Securities to Be Registered.     None.

Security Holders

As of January 1st, 2017, there were 1,323 shares of our Common Stock outstanding, which were held of record by approximately NINE stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

As of January 1st, 2017, there were NO shares of our Preferred Stock outstanding, which were held of record by approximately 0 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Delaware. Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Delaware’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Delaware’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

 pg. 58

ITEM 15. ADDITIONAL INFORMATION REGARDING MANDATORY SHAREHOLDER ARBITRATION

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of California for agreements made in and to be performed in the state of California. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF CALIFORNIA, IN THE COUNTY OF SAN FRANCISCO. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

Enforceability of Mandatory Shareholder Arbitration:

A recent U.S. Supreme Court decision in AT&T Mobility, LLC vs. Concepcion, the Supreme Court upheld the enforcement of contractual arbitration clauses that waive a consumer’s right to bring a class action. While the effect of the Court’s ruling was more a landmark decision on consumer class actions, its importance was also on the more current state of “shareholder class action”, or essentially can corporations also prevent future securities class actions by adding arbitration and class-action waiver clauses in the Company’s Charter, By-laws and Securities Offering?

This issue has been debated in the past, and most recently when the Committee on Capital Markets Regulation recommended that shareholders have the Right “TO ADOPT ALTERNATIVES TO TRADITIONAL LITIGATION BY INSTITUTING ALTERNATIVES SUCH AS ARBITRATION (WITH OR WITHOUT CLASS ACTIONS).”

Conception’s pro-arbitration holding makes it clear that arbitration and class-action waiver clauses can be enforced, even in adhesion contracts that are not negotiated between the parties.

The basis for the Company’s Arbitration clause is based on Concepcion, and based on the grounds that Corporation’s, through a public offering of securities, have a “Contract with their Shareholders”

it is the Opinion of the Company that the permissibility of arbitration clauses in shareholder-corporation dispute resolution is enforceable. The Federal Arbitration Act and the Supreme Court cases upholding its effect suggest an expansive use of arbitration clauses is possible.

WHEN A CORPORATION MAKES A PUBLIC OFFERING OF SECURITIES, THEY ENGAGED IN ‘INTERSTATE COMMERCE’, THUS MAKING IT POSSIBLE FOR THE COMPANY TO USE THE FEDERAL ARBITRATION ACT.

 pg. 59

NOTE: Mandatory Shareholder Arbitration Clauses in Initial Public Offerings of Securities, like this Offering, have not been challenged in the State or Federal Courts, and the enforceability of Mandatory Shareholder Arbitration Clauses (like those contained in this Offering) have not been validated or invalidated by any court, and any future rulings by any State or Federal Court may affect the Mandatory Shareholder Arbitration Agreement associated with this Offering.

Pros & Cons of Mandatory Shareholder Arbitration:

1.

COSTS

PRO: Unlike court litigation, it is not necessary to hire a lawyer to pursue a claim against the Company in arbitration. Also, arbitration does not ordinarily involve time-consuming and expensive “discovery”, a period during which attorneys for each party subpoena each other’s documents and interrogate each other’s witnesses.

CON: Even though it is not mandatory, most parties elect to be represented by an attorney. Consequently, the cost savings of not using an attorney often is not realized by either party. And unlike court filing fees, which are relatively nominal, arbitration ordinarily entails substantial filing and arbitrator’s fees. For example, the American Arbitration Association (AAA) charges an Administrative Fee based on the amount of the claim or counterclaim that ranges from $975 for claims less than $10,000, to $8,700 for claims between $500,000 and $1 Million. Additionally, the parties must compensate the arbitrator or arbitrators for their time. A single arbitrator’s fees can exceed $1,500 per day.

2.

TIME

PRO: The arbitrator sets the date, time and place for the hearing after consulting with the parties. It is common for an arbitration to take three to six months from the initial demand to the issuance of an award. Under the AAA rules, special fast-track procedures apply if neither party’s claim or counterclaim exceeds $75,000. In this case, the arbitrator is required to set a date for the hearing within 30 days of confirmation of the arbitrator’s appointment.

CON: A lawsuit in the State of California ordinarily takes nine to 12 months, but can take years due to a variety of factors (court schedules, attorney schedules, case investigation times, discovery times, preliminary conference times, deposition times, etc.) to get from the initial filing to the trial. However, unlike in an arbitration, a lawsuit opens up the opportunity to have the court make legal rulings in advance of the trial that narrow the issuers or dismiss all or part of the claims.

3.

THE DECISION-MAKER

PRO: In an arbitration, the parties can choose an arbitrator who has experience with the industry. Additionally, unlike a judge in a court proceeding whose docket is often dominated by criminal, divorce and personal injury cases, an arbitrator ordinarily has the time to evaluate and decide the dispute.

Con: Unlike an arbitration, a judge or jury ordinarily does not have a background as an owner of a business, an active investor, both, or even neither. Consequently, arbitrators may have a bias that favors one side or the other in an arbitration. For these reasons, one party may object to an arbitrator, and vice versa.

4.

EVIDENCE

PRO: Because the rules of evidence do not apply in an arbitration proceeding, it is less time-consuming and less expensive to present a case in an arbitration proceeding than in a court trial.

CON: A party in an arbitration proceeding can be confronted with correspondence and affidavits from third-party witnesses who are not available for cross-examination. Likewise, a party in an arbitration proceeding can be confronted with testimony from witnesses who have no first-hand knowledge of the subject of the testimony. In a court proceeding, damages must be proven with reasonable certainty; in an arbitration proceeding, proof of damages can be based on speculation and conjecture.

 pg. 60

5.

DISCOVERY

PRO: In an arbitration proceeding, the parties only have limited rights to discover damaging information from the opposing party. Among other things, this means that a party probably will not incur the significant costs of subpoenaing and reviewing the opposing party’s documents and taking depositions of the opposing witnesses. Under the AAA’s fast-track rules for claims under $75,000, there is no discovery (absent exceptional circumstances) except for an exchange of exhibits and lists of witnesses five days before the hearing. In other cases, the AAA rules state the arbitrator has the discretion to direct the parties to exchange documents and other information and identify witnesses, but there is no other discovery (absent exceptional circumstances) except for an exchange of exhibits seven days before the hearing.

CON: Court rules allow each party to use a variety of methods to discover information known only by the opposing party, or a third party, including depositions, interrogatories (written questions) the opposing party must answer under oath and subpoenas for the production of documents. These procedures greatly increase the chances that each party will discover the weakness and strengths of their respective cases before trial.

6.

PRIVACY

PRO: Arbitration proceedings are not open to the public and the parties can agree to keep the proceeding confidential.

CON: In a court proceeding, confidential or embarrassing matters cannot be concealed from the public.

7.

JOINING THIRD PARTIES

PRO: Third parties who ultimately may be responsible may not be brought into the arbitration without their consent. Thus, most arbitration proceedings involve only the two parties to the contract.

CON: Court rules allow a party who has been sued for something for which a third party is ultimately responsible to bring the third party into the lawsuit by filing a cross-claim or third-party claim. In this manner, all parties involved in the dispute are before the court at the same time in the same lawsuit, and the party who is ultimately responsible bears the ultimate liability.

8.

APPEAL RIGHTS

PRO: Ordinarily an appeal from an arbitration award is permitted only on one of five narrow grounds:

•

The award was procured by corruption, fraud or other undue means;

•

There was evident partiality, corruption or misconduct by the arbitrator;

•

The arbitrator exceeded his or her powers;

•

The arbitrator refused to postpone the hearing or hear evidence, or improperly conducted the hearing; or

•

There was no arbitration agreement.

Consequently, an award in an arbitration proceeding is rarely overturned, even if the evidence does not support the result.

CON: The losing party in a court case has a right to appeal to a higher court. The basis for the appeal can include alleged errors made by the trial judge as well as alleged mistakes made by the jury, including that the result is not supported by the evidence.

 pg. 61

9.

ENFORCEMENT OF THE AWARD

PRO: In an arbitration, the prevailing party can file an application with the local court to confirm the arbitration award and enter judgment in conformity with the award. Once a court enters judgment, the award can be enforced just as any other court judgment, including garnishment or bank accounts and execution and seizures of assets.

CON: Unlike a court judgment, which usually allows the party to enforce the judgment within 30 days, an arbitration award cannot be enforced until a lawsuit is filed and a court formally confirms the arbitration award, and enters a court judgment in conformity with the award. This process usually takes at least 90 days.

10.

LEGAL ERRORS

PRO: An arbitrator generally is not bound by legal principals, nor does he or she have to explain or justify the decision. Additionally, the decision is not reviewed for legal errors. An arbitrator is generally entitled to make a decision based on what he or she deems to be just and equitable within the scope of the contract between the parties.

CON: The court is required to enforce the terms of the contract between the parties in accordance with the contract’s plain terms.

 pg. 62

FINANCIAL STATEMENTS SECTION:

 pg. 63

 pg. 64

 pg. 65

 pg. 66

 pg. 67

NOTES TO THE FINANCIAL STATEMENTS

PepMesh Inc.

Dec 22, 2016

1.

Vehicles (Fixed Assets) will be updated by accounting on Dec 2016. Vehicles depreciation.

2.

Ask my accountant (Expenses) will be updated by accounting on Dec 2016.

 pg. 68

SIGNATURES

Pursuant to the Requirements of the Securities Act of 1933, the Registrant has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 31st, 2017.

Zipmesh, Inc.

By: Mr. Felipe Bancich Gacia Neuwald

By: /s/ _Felipe Bancich Gacia Neuwal________

Name: Mr. Felipe Bancich Gacia Neuwal

Title: Co-Founder & Chief Executive Officer

______________________________________________________________________________

Zipmesh, Inc.

By: Mr. Davi Guedes Neves

By: /s/ _Davi Guedes Neves________

Name: Mr. Davi Guedes Neves

Title: Co-Founder & Chief Operations Officer

 pg. 69

Zipmesh, Inc.

350 Rhode Island Street

Suite 240

San Francisco, California 94103

Company Direct: (415) 767-3747

https://Zipmesh.com

SUBSCRIPTION AGREEMENT

7% Convertible Preferred Stock Shares 1 to 60,000

Subject to the terms and conditions of the shares of 7% Preferred Convertible Preferred Stock Shares (the "Convertible Preferred Stock”) described in the Zipmesh, Inc. Offering Circular dated January 31st, 2017 (the "Offering"), I hereby subscribe to purchase the number of shares of 7% Convertible Preferred Stock set forth below for a purchase price of $100.00 per share. Enclosed with this subscription agreement is my check (Online “E-Check” or Traditional Papery Check) or money order made payable to "Zipmesh, Inc." evidencing $100.00 for each share of Convertible Preferred Stock Subscribed, subject to a minimum of ONE 7% Preferred Convertible Preferred Stock Share ($100.00).

I understand that when this subscription agreement is executed and delivered, it is irrevocable and binding to me. I further understand and agree that my right to purchase shares of 7% Convertible Preferred Stock offered by the Company may be assigned or transferred to any third party without the express written consent of the Company.

I further certify, under penalties of perjury, that: (1) the taxpayer identification number shown on the signature page of this Offering Circular is my correct identification number; (2) I am not subject to backup withholding under the Internal Revenue Code because (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (as defined in the instructions to Form W-9).

 pg. 70

SUBSCRIPTION AGREEMENT (the “Agreement”) with the undersigned Purchaser for  ______________ 7% Convertible Preferred Stock Shares of Zipmesh, Inc., with no par value per share, at a purchase price of $100.00 (ONE HUNDRED DOLLARS AND ZERO CENTS) per share (aggregate purchase price: $____________________).

Made __________________________________, by and between Zipmesh, Inc., a Delaware Stock Corporation (the “Company”), and the Purchaser whose signature appears below on the signature line of this Agreement (the “Purchaser”).

W I T N E S E T H:

WHEREAS, the Company is offering for sale up to SIXTHY THOUSAND 7% Convertible Preferred Stock Shares (the “Shares”) (such offering being referred to as the “Offering”).

NOW, THEREFORE, the Company and the Purchaser, in consideration of the mutual covenants contained herein and intending to be legally bound, do hereby agree as follows:

Purchase and Sale.   Subject to the terms and conditions hereof, the Company shall sell, and the Purchaser shall purchase, the number of Shares indicated above at the price so indicated.

2.

Method of Subscription. The Purchaser is requested to complete and execute this agreement online or to print, execute and deliver two copies of this Agreement to the Company, at Zipmesh, Inc.; 350 Rhode Island Street, Suite 240, San Francisco, California 94103. in the amount of the aggregate purchase price of the Shares subscribed (the “Funds”).  The Company reserves the right in its sole discretion, to accept or reject, in whole or in part, any and all subscriptions for Shares.

Subscription and Purchase. The Offering will begin on the effective date of the Offering Statement and continue until the Company has sold all of the Shares offered hereby or on such earlier date as the Company may close or terminate the Offering.

Any subscription for Shares received will be accepted or rejected by the Company within 30 days of receipt thereof or the termination date of this Offering, if earlier.  If any such subscription is accepted, in whole or part, the Company will promptly deliver or mail to the Purchaser (i) a fully executed counterpart of this Agreement, (ii) a certificate or certificates for the Shares being purchased, registered in the name of the Purchaser, and (iii) if the subscription has been accepted only in part, a refund of the Funds submitted for Shares not purchased.  Simultaneously with the delivery or mailing of the foregoing, the Funds deposited in payment for the Shares purchased will be released to the Company. If any such subscription is rejected by the Company, the Company will promptly return, without interest, the Funds submitted with such subscription to the subscriber.

Representations, Warranties and Covenants of the Purchaser.  The Purchaser represents, warrants and agrees as follows:

 pg. 71

(a)

Prior to making the decision to enter into this Agreement, the Purchaser acknowledges that the Purchaser processes sufficient information to understand the merits and risks associated with the investment in the Shares subscribed.

(b)

   The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares subscribed and the Purchaser believes that the Purchaser’s prior investment experience and knowledge of investments in low-priced securities (“penny stocks”) enables the Purchaser to make an informal decision with respect to an investment in the Shares subscribed.

(c)

   The Shares subscribed are being acquired for the Purchaser’s own account and for the purposes of investment and not with a view to, or for the sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such Shares.

(d)

  The Purchaser’s overall commitment to investments is not disproportionate to his/her net worth, and his/her investment in the Shares subscribed will not cause such overall commitment to become excessive.

(e)

  The Purchaser has adequate means of providing for his/her current needs and personal contingencies, and has no need for current income or liquidity in his/her investment in the Shares subscribed.

(f)

  With respects to the tax aspects of the investment, the Purchaser will rely upon the advice of the Purchaser’s own tax advisors.

(g)

  The Purchaser can withstand the loss of the Purchaser’s entire investment without suffering serious financial difficulties.

(h)

  The Purchaser is aware that this investment involves a high degree of risk and that it is possible that his/her entire investment will be lost.

(i)

  The Purchaser is a resident of the State set forth below the signature of the Purchaser on the last age of this Agreement.

Company Convertible Securities: All 7% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of

 pg. 72

the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10.0%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fourth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each Share of the Company’s Convertible 7% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the

 pg. 73

previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 7% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

Notices.  All notices, request, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class, postage prepaid, registered or certified mail, return receipt requested:

(a)

    If to any holder of any of the Shares, addressed to such holder at the holder’s last address appearing on the books of the Company, or

(b)     If to the Company, addressed to the Zipmesh, Inc.; 350 Rhode Island Street, Suite 240, San Francisco, California 94103 or such other address as the Company may specify by written notice to the Purchaser, and such notices or other communications shall for all purposes of this Agreement be treated as being effective on delivery, if delivered personally, or, if sent by mail, on the earlier of actual receipt or the third postal business day after the same has been deposited in a regularly maintained receptacle for the deposit of United States’ mail, addressed and postage prepaid as aforesaid.

 pg. 74

6.

Severability.   If any provision of this Subscription Agreement is determined to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict with such applicable law and shall be deemed modified to conform with such law.  Any provision of this Agreement that may be invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision of this Agreement, and to this extent the provisions of this Agreement shall be severable.

7.

Parties in Interest.   This Agreement shall be binding upon and inure to the benefits of and be enforceable against the parties hereto and their respective successors or assigns, provided, however, that the Purchaser may not assign this Agreement or any rights or benefits hereunder.

8.

Choice of Law.  This Agreement is made under the laws of the State of Delaware, and for all purposes shall be governed by and construed in accordance with the laws of that State, including, without limitation, the validity of this Agreement, the construction of its terms, and the interpretation of the rights and obligations of the parties hereto.

Headings.  Sections and paragraph heading used in this Agreement have been inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect the construction of this Agreement.

10.

Execution in Counterparts.   This Agreement may be executed an any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

11.

Survival of Representations and Warranties.  The representations and warranties of the Purchaser in and with respect to this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Shares and payment therefore.

12.

Arbitration: Except as expressly provided in this Subscription Agreement, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Agreement or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of California for agreements made in and to be performed in the state of California. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration,

 pg. 75

including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing this Subscription Agreement, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

NOTICE: SUBSCRIBERS TO THIS OFFERING UNDERSTAND THAT THEY HAVE NOT WAIVED ANY RIGHT THAT THEY MAY HAVE UNDER ANY APPLICABLE FEDERAL SECURITIES LAWS.

13.

THE PARTIES HERBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATON BASED HEREIN, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

14.

In Connection with any litigation, mediation, arbitration, special proceeding or other proceeding arising out of this Agreement, the prevailing party shall be entitled to recover its litigation-related costs and reasonable attorneys’ fees through and including any appeals and post-judgment proceedings.

15.

In no event shall any party be liable for any incidental, consequential, punitive or special damages by reason of its breach of this Agreement. The liability, if any, of the Company and its Managers, Directors, Officers, Employees, Agents, Representatives, and Employees to the undersigned under this Agreement for claims, costs, damages, and expenses of any nature for which they are or may be legally liable, whether arising in negligence or other tort, contract, or otherwise, shall not exceed, in the aggregate the undersigned’s investment amount.

16.   Additional Information.    The Purchaser realizes that the Shares are offered hereby pursuant to exemptions from registration provided by Regulation A and the Securities Act of 1933. The Shares are being offered ONLY TO RESIDENTS OF THE STATE OF:

•

NEW YORK

 pg. 76

IN WITNESSES WHEREOF, the parties hereto have executed this Subscription Agreement as of the day and year first above written.

Zipmesh, Inc.

By: ______________________________________________

Name: ____________________________________________

Title: _____________________________________

PURCHASER:

_____________________________________________

          Signature of Purchaser

_________________________________________________

                    Name of Purchaser

 pg. 77

INVESTOR CONTACT INFORMATION:

Name: _____________________________________________________________

Spouse Name (if applicable): ___________________________________________

Address: ___________________________________________________________

Address Line 2 (if applicable): ___________________________________________

City: _______________________________________________________________

State or Province: ____________________________________________________

Postal Code / Zip Code: ________________________________________________

Country: _____________________________________________________________

Best Phone Number: __________________________________________________

Alternate Phone Number (not required): ____________________________________

Email Address: ________________________________________________________

 pg. 78

PART TWO: INVESTOR QUALIFICATION

(__)  I made $200,000 or more in the last two years and expect to make at least $200,000 this year.

(__) My household income was $300,000 or more in the last two years and it is expected to be at least $300,000 this year.

(__)  I have a net worth either on my own or jointly with my spouse of $1,000,000 or more excluding my home.

(__) None of the above.

Investor Suitability Questionnaire: Choose One Answer for each of the next FIFTEEN Questions:

1.

Income Tax Bracket:

(__) 15% or less

(__) 15-27%

(__) 28% or more

2.

When do you expect to need the funds from your Investments:

(__) Less than one year

(__) 1-3 years

(__) 3-5 years

(__) 6-10 years

(__) 11+ years

 pg. 79

3.

Net Worth (excluding your home):

(__) $1 to $5,000

(__) $5,001 to $10,000

(__) $10,001 to $50,000

(__) $50,000 to $100,000

(__) $100,001 to $500,000

(__) $500,001 to $999,999

(__) $1,000,000 to $5,000,000

(__) Greater than $5M

4.

Annual Income:

(__) Less than $15,000

(__) $15,001 to $25,000

(__) $25,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $150,000

(__) $150,000 to $199,000

(__) $200,000 to $300,000

(__) More than $300,000

 pg. 80

5.

Household Income:

(__) Less than $15K

(__) $15,001 to $25,000

(__) $25,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $150,000

(__) $150,001 to $199,999

(__) $200,000 to $300,000

(__) More than $300,000

6.

Past Private Equity or Private Debt Investments:

(__) None

(__) One Investment

(__) 2-5 Investments

(__) Six or Move Investments

 pg. 81

7.

Employment Status:

(__) Student

(__) Self-Employed

(__) Employed in Same Field Less than Five Years

(__) Employed in Same Field Five Years or More

(__) Retired

(__) Unemployed

8.

Education:

(__) None

(__) GED

(__) High School

(__) College 2 Year

(__) College 4 Year

(__) Masters/PHD

 pg. 82

9.

Annual Expenses:

(__) $50,000 or Less

(__) $50,001 to $100,000

(__) $100,001 to $250,000

(__) $250,001 to $500,000

(__) Over $500,000

10.

Liquid Net Worth:

(__) $1 to $5,000

(__) $5,001 to $10,000

(__) $10,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $500,000

(__) $500,001 to $999,999

(__) $1,000,000 to $5,000,000

(__) Greater than $5,000,000

 pg. 83

11.

Marital Status:

(__) Single

(__) Married

(__) Domestic Partner

(__) Divorced

(__) Widowed

12.

Number of Dependents:

(__) One

(__) Two to Three

(__) Four to Five

(__) Greater than Five

13.

Are you or any of your immediate family employed by or associated with the Securities Industry?

(__) YES

(__) NO

14.

Are you an officer, director or 10% (or more) shareholder in a publicly-owned company?

(__) YES

(__) NO

 pg. 84